                                                                   EXHIBIT 10.41

                              EMPLOYMENT AGREEMENT
                                 (DAVID BYERLEY)


         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into the 1st day of November, 1998 by and between David Byerley ("Employee") and F.Y.I. Incorporated, a Delaware corporation (the "Company"). This Agreement hereby supersedes any other employment agreements or understandings, written or oral, between the Company and Employee.


                                 R E C I T A L S

         The following statements are true and correct:

         As of the date of this Agreement, the Company is engaged primarily in the document and information management services business (the "Business").

         Employee is employed hereunder by the Company in a confidential relationship wherein Employee, in the course of his employment with the Company, has and will continue to become familiar with and aware of information as to the Company's customers, specific manner of doing business, including the processes, techniques and trade secrets utilized by the Company, and future plans with respect thereto, all of which has been and will be established and maintained at great expense to the Company; this information is a trade secret and constitutes the valuable goodwill of the Company.

         Therefore, in consideration of the mutual promises, terms, covenants and conditions set forth herein and the performance of each, it is hereby agreed as follows:


                               A G R E E M E N T S

         1.   Employment and Duties.

         (a) The Company hereby employs Employee as a Vice President-Corporate Development and Senior Vice President-Corporate Development upon relocation to Dallas, Texas. As such, Employee shall have responsibilities, duties and authority reasonably accorded to and expected of a Vice President-Corporate Development or Senior Vice President-Corporate Development, as the case may be and will report directly to the Executive Vice President-Corporate Development and the CEO, respectively of the Company. The Employee's title will be Vice President-Corporate Development until such time as the Employee relocates to Dallas, at which time the Employee's title will become Senior Vice President-Corporate Development. Employee hereby accepts this

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employment upon the terms and conditions herein contained and, subject to paragraph 1(b), agrees to devote his working time, attention and efforts to promote and further the business of the Company.

         (b) Employee shall not, during the term of his employment hereunder, be engaged in any other business activity pursued for gain, profit or other pecuniary advantage except to the extent that such activity does not interfere with Employee's duties and responsibilities hereunder. The foregoing limitations shall not be construed as prohibiting Employee from making personal investments in such form or manner as will neither require his services in the operation or affairs of the companies or enterprises in which such investments are made.

         2. Compensation. For all services rendered by Employee, the Company shall compensate Employee as follows:

         (a) Base Salary; Annual Bonus. The base salary payable to Employee shall be $165,000 per year, payable on a regular basis in accordance with the Company's standard payroll procedures but not less than monthly (pro-rated for any year in which Employee is employed for less than the full year). For 1999 and subsequent years, a written Bonus Plan attached hereto as Exhibit A sets forth the criteria under which Employee will be eligible to receive year-end bonus awards at the discretion of the Executive Committee of the Board of Directors.

         (b) Other Compensation. Employee shall be entitled to receive additional benefits and compensation from the Company in such form and to such extent as specified below:

              (i) Coverage for Employee under health, hospitalization, disability, dental and other insurance plans that the Company may have in effect from time to time.

              (ii) Reimbursement for all business travel and other out-of-pocket expenses reasonably incurred by Employee in the performance of his services pursuant to this Agreement and a $500 per month car allowance (determined on a pre-tax basis). All reimbursable expenses shall be appropriately documented in reasonable detail by Employee upon submission of any request for reimbursement, and in a format and manner consistent with the Company's expense reporting policy.

              (iii) Four (4) weeks paid vacation for each year during the period of employment or such greater amount as may be afforded officers and key employees generally under the Company's policies in effect from time to time (pro-rated for any year in which Employee is employed for less than the full year).

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              (iv)  Employee shall be granted options to acquire 40,000
         shares of Common Stock at $25.00 per share. The Options shall become exercisable on the earlier of: (a) 25% increments on each anniversary of the date of grant; or (b) as to the following chart:


                 Run Rate Acquired E.B.T.*             Amount Vested
                 -------------------------             -------------
                        $ 4M                              10,000
                        $ 8M                              10,000
                        $12M                              10,000
                        $16M                              10,000

         *In accordance with Exhibit A solely relates to the Employee's performance.

         The Options shall expire on the tenth anniversary of the date of grant.

              (v) In addition, Employee shall be granted options to acquire 5,000 shares of Common Stock at $25.00 per share in accordance with the Stock Option Grant Certificate and the 1995 Stock Option Plan. The options shall become exercisable as described in Exhibit B or on the eighth anniversary of the date of grant if Employee is still employed by the Company.

              (vi) If the Agreement is renewed after the Term, Employee shall be granted options to acquire 10,000 shares of Common Stock at the fair market value on the renewal date. Such options shall be exercisable in 20% increments on each anniversary of the date of grant as long as Employee is employed by the Company, and in accordance with the Stock Option Grant Certificate and 1995 Stock Option Plan.

         3. Place of Performance. Employee and the Company understand that Employee will work out of Malvern, Pennsylvania until Employee's home is sold. Employee will be requested by the Company to relocate from his then current residence to another Dallas, Texas in order to more efficiently carry out his duties and responsibilities under this Agreement and as part of a promotion to Senior Vice President. It is, however, agreed that the Employee will relocate as soon as his home is sold. In such event, the Company will pay relocation costs up to $75,000 to move Employee, his immediate family and their personal property and effects. Such costs may include, by way of example, but are not limited to, pre-move visits to search for a new residence, investigate schools or for other purposes; temporary lodging and living costs prior to moving into a new permanent residence; duplicate home carrying costs; and closing costs on the sale of Employee's present residence and on the purchase of a comparable residence in the new location. The general intent of the foregoing is to assist Employee with the cost of the relocation, with an understanding that Employee will use his best efforts to incur only those costs which are reasonable and necessary to effect a smooth, efficient and orderly relocation with minimal disruption to the business affairs of the Company and the personal life of Employee and his family.


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         In addition, up to $30,000 (the "Loan") will be loaned to Employee.
Such Loan shall be repaid $10,000 per year and at the Company's discretion may come from Employee's Bonus. If Employee leaves prior to such Loan being paid in full, Employee must repay such Loan prior to leaving. While the Loan is outstanding Employee shall not exercise any vested options, unless such exercise first repays the Loan in full.

         4. Term; Termination; Rights on Termination. The term of this Agreement shall begin on the date hereof and continue for two (2) years (the "Term"). This Agreement and Employee's employment may be terminated in any one of the following ways:

         (a) Death. The death of Employee shall immediately terminate the Agreement with no severance compensation due to Employee's estate. However, any bonuses or incentive payments from companies being acquired or acquired through the direct and material efforts of Employee prior to death will remain due and payable to the Employee's estate in accordance with the schedule listed on Exhibit A.

         (b) Disability. The Company will make efforts to reasonably accommodate Employee as required by applicable state or federal disability laws. However, the parties irrebuttably presume that, given Employee's position, it would be an undue hardship to the Company if Employee is absent for more than three (3) consecutive months. Therefore, if as a result of incapacity due to physical or mental illness or injury, Employee shall have been absent from his full-time duties hereunder for three (3) consecutive months, then thirty (30) days after receiving written notice (which notice may occur before or after the end of such three (3) month period, but which shall not be effective earlier than the last day of such three (3) month period), the Company may terminate Employee's employment hereunder provided Employee is unable to resume his full-time duties at the conclusion of such notice period. Also, Employee may terminate his employment hereunder if his health should become impaired to an extent that makes the continued performance of his duties hereunder hazardous to his physical or mental health or his life, provided that Employee shall have furnished the Company with a written statement from a qualified doctor to such effect and provided, further, that at the Company's request made within thirty
(30) days of the date of such written statement, Employee shall submit to an examination by a doctor selected by the Company who is reasonably acceptable to Employee or Employee's doctor and such doctor shall have concurred in the conclusion of Employee's doctor. In the event this Agreement is terminated as a result of Employee's disability, Employee shall receive from the Company, in a lump-sum payment due within ten (10) days of the effective date of termination, the base salary at the rate then in effect for six (6) months. In addition, any bonuses or incentive payments from companies being acquired or acquired through the direct and material efforts of Employee prior to termination for disability will remain due and payable in accordance with the schedule listed on Exhibit A.

         (c) Good Cause. The Company may terminate the Agreement five (5) days after written notice to Employee for good cause, which shall be: (i) Employee's breach of this Agreement; (ii) Employee's negligence in the performance or nonperformance (continuing for five (5) days after

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receipt of the written notice) of any of Employee's material duties and responsibilities hereunder; (iii) Employee's dishonesty, breach of confidentiality, including but not limited to any discussions of the Company's strategy, acquisitions or acquisition candidates, a breach of any non-competition agreement, fraud or misconduct with respect to the business or affairs of the Company that adversely affects the operations or reputation of the Company; (iv) Employee's conviction of a felony crime; or (v) chronic alcohol abuse or illegal drug abuse by Employee. In the event of a termination for good cause, as enumerated above, Employee shall have no right to any severance compensation.

         (d) Without Cause. At any time after the commencement of employment, the Company may, without cause, terminate this Agreement and Employee's employment, effective ten (10) days after written notice is provided to Employee. Employee may only be terminated without cause by the Company during the Term hereof if such termination is approved by the Board of Directors of the Company. Should Employee be terminated by the Company without cause, Employee shall receive from the Company, in a lump-sum payment due on the effective date of termination, the base salary at the rate then in effect for six (6) months. However, if the Company terminates Employee prior to the first anniversary of this Agreement, Employee shall receive from the Company, in a lump sum payment due on the effective date of termination, the base salary at the rate then in effect for six (6) months, plus the number of months remaining until the first year anniversary of this Agreement. In addition, any bonuses or incentive payments from companies being acquired or acquired through the direct and material efforts of Employee prior to termination without cause will remain due and payable in accordance with the schedule listed on Exhibit A.

         (e) Termination by Employee for Good Reason. Employee may terminate his employment hereunder for "Good Reason." As used herein, "Good Reason" shall mean the continuance of any of the following after fifteen (15) days' prior written notice by Employee to the Company, specifying the basis for such Employee's having Good Reason to terminate this Agreement:

              (i) Employee's removal from, or failure to be reappointed or reelected to, Employee's position under this Agreement, except as contemplated by paragraphs 4(a), (b) and (c); or

              (ii) Any other material breach of this Agreement by the Company, including the failure to pay Employee on a timely basis the amounts to which he is entitled under this Agreement.

In the event of any dispute with respect to the termination by the Employee for Good Reason, such dispute shall be resolved pursuant to the provisions of paragraph 16 below. In the event that it is determined that Good Reason did exist, the Company shall pay all amounts and damages to which Employee may be entitled as a result of such breach, including interest thereon and all reasonable legal fees and expenses and other costs incurred by Employee to enforce his rights hereunder. Should Employee terminate his employment for Good Reason, Employee shall receive from the Company, in a lump-sum payment due on the effective date of termination, the base salary at the rate

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then in effect for six (6) months. In addition, any bonuses or incentive payments from companies being acquired or acquired through the direct and material efforts of Employee prior to termination will remain due and payable in accordance with the schedule listed on Exhibit A.

         (f) Termination by Employee Without Cause. If Employee resigns or otherwise terminates his employment without Good Reason pursuant to paragraph 4(e) or if this Agreement is not renewed at the end of the Term, Employee shall receive no severance compensation. However, any bonuses or incentive payments from companies being acquired or acquired through the direct and material efforts of Employee prior to termination by employee without cause will remain due and payable to Employee in accordance with the schedule listed on Exhibit A.

Upon termination of this Agreement for any reason provided in clauses (a) through (f) above, Employee shall be entitled to receive all compensation earned and all benefits and reimbursements vested or due through the effective date of termination. Additional compensation subsequent to termination, if any, will be due and payable to Employee only to the extent and in the manner expressly provided above or in paragraph 16. All other rights and obligations of the Company and Employee under this Agreement shall cease as of the effective date of termination, except that the Company's obligations under paragraph 10 herein and Employee's obligations under paragraphs 5, 6, 7, 8, 9, 10 and 11 herein shall survive such termination in accordance with their terms.

         5. Return of Company Property. All records, designs, patents, business plans, financial statements, manuals, memoranda, lists and other property delivered to or compiled by Employee by or on behalf of the Company or their representatives, vendors or customers, acquisition candidate lists and all related documentation which pertain to the business of the Company shall be and remain the property of the Company, as the case may be, and be subject at all times to their discretion and control. Likewise, all correspondence, reports, records, charts, advertising materials and other similar data pertaining to the business, activities or future plans of the Company that is collected by Employee shall be delivered promptly to the Company without request by it upon termination of Employee's employment.

         6. Inventions. Employee shall disclose promptly to the Company any and all significant conceptions and ideas for inventions, improvements and valuable discoveries, whether patentable or not, which are conceived or made by Employee, solely or jointly with another, during the period of employment or within one (1) year thereafter, and which are directly related to the business or activities of the Company and that Employee conceives as a result of his employment by the Company. Employee hereby assigns and agrees to assign all his interests therein to the Company or its nominee. Whenever requested to do so by the Company, Employee shall execute any and all applications, assignments or other instruments that the Company shall deem necessary to apply for and obtain letters patent of the United States or any foreign country or to otherwise protect the Company's interest therein.

         7. Trade Secrets. Employee agrees that he will not, during or after the term of this Agreement with the Company, disclose the specific terms of the Company's relationships or


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agreements with their respective significant vendors or customers or any other significant and material trade secret of the Company, whether in existence or proposed, to any person, firm, partnership, corporation or business for any reason or purpose whatsoever.

         8. Disclosure of Information. Employee agrees that for a period of three (3) years after the date hereof or during the term of this Agreement and for a period of three (3) years thereafter, whichever is longer, without the prior written consent of the Company, Employee shall not, directly or indirectly, through any form of ownership, in any individual or representative or affiliated capacity whatsoever, except as may be required by law, reveal, divulge, disclose or communicate to any person, firm, association, corporation or other entity in any manner whatsoever information of any kind, nature or description concerning: (i) the names of any prior or present suppliers, customers or acquisition candidates with respect to the Business, (ii) the prices for products or services with respect to the Business, (iii) the names of personnel with respect to the Business, (iv) the manner of operation with respect to the Business, (v) the plans, trade secrets, or other data of any kind, nature or description, whether tangible or intangible, with respect to the Business, or (vi) any other financial, statistical or other information regarding the business acquired by the Company that the Company designates or treats as confidential or proprietary. The agreements set forth herein shall not apply to any information that at the time of disclosure or thereafter is generally available to and known by the public (other than as a result of a disclosure directly or indirectly by Employee in violation of this Agreement). Without regard to whether any or all of the foregoing matters would be deemed confidential, material or important, the parties hereto stipulate that as between them, the same are important, material and confidential and gravely affect the effective and successful conduct of the Business and its goodwill.

         9. Noncompetition. (a) Employee agrees that during the term of this Agreement and, upon termination of Employee's employment by the Company for a period of (i) two (2) years thereafter in the case of termination pursuant to sections 4(b), 4(c) and 4(f) of this Agreement and (ii) one (1) year in the case of termination pursuant to sections 4(d) and 4(e) of this Agreement or if this Agreement is not renewed, he shall not:

              (i) Call upon, solicit, divert, take away or attempt to call upon, solicit, divert or take away any existing customers, suppliers, businesses, accounts or acquisition candidates who have been contacted by the Company or who are on acquisition target lists of the Company of the Business in connection with any business substantially similar to the Business in the territory defined as 100 miles in and around the Company's and its affiliates operations (the "Territory");

              (ii) Hire, attempt to hire, contact or solicit with respect to hiring for himself or on behalf of any other person any present employee of the Company in the Business;

              (iii) Lend credit, money or reputation for the purpose of establishing or operating a business substantially similar to the Business in the Territory;

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




              (iv) Do any act that Employee knew or reasonably should have known might directly injure the Company in any material respect or that might divert existing customers, suppliers or employees or acquisition candidates who have been contacted by the Company or who are on acquisition target lists of the Company from the Business; and

              (v) Without limiting the generality of the foregoing provisions, conduct a business substantially similar to the Business under the name "F.Y.I. Incorporated" or any other trade names, trademarks or service marks heretofore used by the Company or its affiliates.

         The covenants in subsections (i) through (v) are intended to restrict Employee from competing in any manner with the Company or the Business in the activities that have heretofore been carried on by the Company or its affiliates. The obligations set forth in subsections (i) through (v) above shall apply to actions by Employee, through any form of ownership, and whether as principal, officer, director, agent, employee, employer, consultant, stockholder or holder of any equity security (beneficially or as trustee of any trust), lender, partner, joint venturer or in any other individual or representative or affiliated capacity whatsoever. However, none of the foregoing shall prevent Employee from being the holder of up to 5.0% in the aggregate of any class of securities of any corporation engaged in the activities described in subsection
(i) through (v) above, provided that such securities are listed on a national securities exchange or reported on The Nasdaq Stock Market.

         10. Indemnification. In the event Employee is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the Company against Employee), by reason of the fact that he is or was performing services under this Agreement, then the Company shall indemnify Employee against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, as actually and reasonably incurred by Employee in connection therewith. In the event that both Employee and the Company are made a party to the same third-party action, complaint, suit or proceeding, the Company agrees to engage competent legal representation, and Employee agrees to use the same representation, provided that if counsel selected by the Company shall have a conflict of interest that prevents such counsel from representing Employee, Employee may engage separate counsel and the Company shall pay all attorneys' fees of such separate counsel. Further, while Employee is expected at all times to use his best efforts to faithfully discharge his duties under this Agreement, Employee shall not be held liable to the Company for errors or omissions made in good faith where Employee has not exhibited gross negligence or performed criminal and fraudulent acts which damage the business of the Company.

         11. No Prior Agreements. Employee hereby represents and warrants to the Company that the execution of the Agreement by Employee and his employment by the Company and the performance of his duties hereunder will not violate or be a breach of any agreement with a former employer, client or any other person or entity. Further, Employee agrees to indemnify the Company for any claim, including, but not limited to, attorneys' fees and expenses of investigation, by any such third party that such third party may now have or may hereafter come to have against the



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




Company based upon or arising out of any non-competition agreement, employment agreement, invention or secrecy agreement between Employee and such third party which was in existence as of the date of this Agreement.

         12. Assignment; Binding Effect. Employee understands that he has been selected for employment by the Company on the basis of his personal qualifications, experience and skills. Employee agrees, therefore, he cannot assign all or any portion of his performance under this Agreement. Subject to the preceding, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns.

         13. Complete Agreement. This Agreement is not a promise of future employment. Employee has no oral representations, understandings or agreements with the Company or any of its officers, directors or representatives covering the same subject matter as this Agreement. This written Agreement is the final, complete and exclusive statement and expression of the agreement between the Company and Employee and of all the terms of this Agreement, and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. This Agreement may not be later modified except by a further writing signed by a duly authorized officer of the Company and Employee, and no term of this Agreement may be waived except by writing signed by the party waiving the benefit of such term.

         14. Notice. Whenever any notice is required hereunder, it shall be given in writing addressed as follows:

         To the Company:      F.Y.I. Incorporated
                              3232 McKinney Avenue
                              Suite 900
                              Dallas, Texas 75204
                              Attn: Margot T. Lebenberg, Esq.

         To Employee:         David Byerley
                              885 Shenton Road
                              West Chester, PA 19380

Notice shall be deemed given and effective three (3) days after the deposit in the United States mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this paragraph 14.

         15. Severability; Headings. If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof.


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         16.  Arbitration. Any unresolved dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three (3) arbitrators in Dallas, Texas, in accordance with the rules of the American Arbitration Association then in effect. The arbitrators shall not have the authority to add to, detract from, or modify any provision hereof nor to award punitive damages to any injured party. The arbitrators shall have the authority to order back-pay, severance compensation, vesting of options (or cash compensation in lieu of vesting of options), reimbursement of costs, including those incurred to enforce this Agreement, and interest thereon in the event the arbitrators determine that Employee was terminated without disability or good cause, as defined in paragraphs 4(b) and 4(c), respectively, or that the Company has otherwise materially breached this Agreement. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The direct expense of any arbitration proceeding shall be borne by the Company.

         17. Governing Law. This Agreement shall in all respects be construed according to the laws of the State of Texas.

         18.  Counterparts. This Agreement may be executed simultaneously in two
(2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

         19. Attorneys' Fees. In the event of any litigation or arbitration arising under or in connection with this Agreement, each party shall be responsible for their own attorneys' fees. Each party to this Agreement represents and warrants that it has been represented by counsel in the negotiation and execution of this Agreement, including without limitation the provisions set forth in this paragraph 19.

         20.  Change in Control.

         (a) Unless he elects to terminate this Agreement pursuant to (c) below, Employee understands and acknowledges that the Company may be merged or consolidated with or into another entity and that such entity shall automatically succeed to the rights and obligations of the Company hereunder.

         (b) In the event of a pending Change in Control wherein the Company and Employee have not received written notice at least fifteen (15) business days prior to the anticipated closing date of the transaction giving rise to the Change in Control from the successor to all or a substantial portion of the Company's business and/or assets that such successor is willing as of the closing to assume and agree to perform the Company's obligations under this Agreement in the same manner and to the same extent that the Company is hereby required to perform, then such Change in Control

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

shall be deemed to be a termination of this Agreement by the Company without cause and paragraph 4(d) will apply; however, under such circumstances, the amount of the lump-sum severance payment due to Employee shall be the equivalent of Employee's salary for one year and the non-competition provisions of paragraph 3 shall not apply whatsoever.

         (c) In any Change in Control situation in which Employee has received written notice from the successor to the Company that such successor is willing to assume the Company's obligations hereunder, Employee may nonetheless, at his sole discretion, elect to terminate this Agreement by providing written notice to the Company at least five (5) business days prior to the anticipated closing of the transaction giving rise to the Change in Control. In such case, paragraph 4(d) will apply as though the Company had terminated the Agreement without cause; however, under such circumstances, the amount of the lump-sum severance payment due to Employee shall be the equivalent of Employee's salary for one year and the non-competition provisions of paragraph 9 shall all apply for a period of one (1) year from the effective date of termination.

         (d) For purposes of applying paragraph 4 under the circumstances described in (b) and (c) above, the effective date of termination will be the closing date of the transaction giving rise to the Change in Control and all compensation, reimbursements, bonus incentive and lump-sum payments due Employee must be paid in full by the Company at or prior to such closing. Further, Employee will be given an opportunity to elect whether to exercise all or any of his vested options to purchase Common Stock of the Company, including any options with accelerated vesting under the provisions of the Company's 1995 Stock Option Plan, such that he may convert the options to shares of Common Stock of the Company at or prior to the closing of the transaction giving rise to the Change in Control, if he so desires.

         (e)  A "Change in Control" shall be deemed to have occurred if:

              (i) any person, other than the Company or an employee benefit plan of the Company, acquires directly or indirectly the Beneficial Ownership (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) of any voting security of the Company and immediately after such acquisition such Person is, directly or indirectly, the Beneficial Owner of voting securities representing 50% or more of the total voting power of all of the then-outstanding voting securities of the Company;

              (ii) the individuals (A) who, as of the effective date of the Company's registration statement with respect to its initial public offering, constitute the Board of Directors of the Company (the "Original Directors") or (B) who thereafter are elected to the Board of Directors of the Company and whose election, or nomination for election, to the Board of Directors of the Company was approved by a vote of at least two-thirds (2/3) of the Original Directors then still in office (such directors becoming "Additional Original Directors" immediately following their election) or (C) who are elected to the Board of Directors of the Company and whose election, or nomination for election, to the Board of Directors of the


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




         Company was approved by a vote of at least two-thirds (2/3) of the Original Directors and Additional Original Directors then still in office (such directors also becoming "Additional Original Directors" immediately following their election), cease for any reason to constitute a majority of the members of the Board of Directors of the Company;

              (iii) the stockholders of the Company shall approve a merger, consolidation, recapitalization, or reorganization of the Company, a reverse stock split of outstanding voting securities, or consummation of any such transaction if stockholder approval is not sought or obtained, other than any such transaction which would result in at least 75% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being Beneficially Owned by at least 75% of the holders of outstanding voting securities of the Company immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction; or

              (iv) the stockholders of the Company shall approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or a substantial portion of the Company's assets (i.e., 50% or more of the total assets of the Company).

         (f) Employee must be notified in writing by the Company at any time that the Company or any member of its Board anticipates that a Change in Control may take place.

         (g) Employee shall be reimbursed by the Company or its successor for any excise taxes and/or interest or penalties with respect to such excise taxes that Employee incurs under Section 4999 of the Internal Revenue Code of 1986, as amended (or any similar tax that may hereafter be imposed), as a result of any Change in Control. Such amount will be due and payable by the Company or its successor within ten (10) days after Employee delivers a written request for reimbursement accompanied by a copy of his tax return(s) showing the excise tax actually incurred by Employee.



                   [BALANCE OF SHEET INTENTIONALLY LEFT BLANK]


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





         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                            F.Y.I. INCORPORATED


                                            By: /s/ David Lowenstein
                                                -------------------------------

                                            Title: Executive Vice President
                                                   Corporate Development and
                                                   Treasurer

                                            EMPLOYEE:


                                            /s/ David Byerley
                                            -----------------------------------
                                            David Byerley




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




                                    EXHIBIT A

                                   BONUS PLAN


Bonus is to be determined as follows:

         Half of Employee's bonus shall be based on the Company hitting certain earnings targets ("Earnings Bonus"). The other half of Employee's bonus shall be based on the corporate development team and Employee hitting certain acquisition targets. For 1999, the acquisition team shall have acquired at least $12.0 EBIT and Employee must contribute at least $4.0 EBIT (the "Acquisition Bonus") to receive the Acquisition Bonus. The Acquisition Bonus will be uncapped and will be increased based on actual performance at the discretion of the Executive Committee of the Board of Directors of the Company.

                                    EXHIBIT B

                                     OPTIONS


Number            =  5,000

Strike Price      =  $25.00

Vesting           =  Sole discretion of F.Y.I. based on mutually agreeable
                     objectives, provided always that 50% will be based on developing a strategic plan for providing document information outsourcing solutions for state and local government.







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